      As filed with the Securities and Exchange Commission on May 3, 2002.
                                                      Registration No. 333-_____


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


              Delaware                                    87-0418807
   ----------------------------------             ---------------------------
    (State or other jurisdiction  of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                              103 Springer Building
                              3411 Silverside Road
                           Wilmington, Delaware 19810
               (Address of Principal Executive Offices; Zip Code)

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                   AMENDED AND RESTATED 1999 STOCK OPTION PLAN
                                       and
                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                            2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                               ANTHONY J. SANTILLI
                      Chairman, President, Chief Executive
                       Officer and Chief Operating Officer
                   American Business Financial Services, Inc.
                               Bala Pointe Centre
                           111 Presidential Boulevard
                              Bala Cynwyd, PA 19004
                                 (610) 668-2440
            (Name and address of agent for service; Telephone number,
                   including area code, of agent for service)


                                   Copies to:

                            JANE K. STORERO, ESQUIRE
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                             Philadelphia, PA 19103
                                 (215) 569-5500

                         CALCULATION OF REGISTRATION FEE


============================================================================================================================
                                                                              Proposed
                                                                Amount         maximum       Proposed        Amount of
                  Title of each class of                        to be      offering price     maximum       registration
                securities to be registered                  registered(1)    per share     offering price        fee
============================================================================================================================
Common Stock issuable upon the exercise of options......         750,000(2)      (3)        $9,149,950(3)     $1,918
----------------------------------------------------------------------------------------------------------------------------
Common Stock ...........................................         150,000        $14.80      $2,220,000(5)     $  205
----------------------------------------------------------------------------------------------------------------------------
Total...................................................         900,000                   $11,369,950        $2,123(4)
============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plans, may become subject to the Plans pursuant to the anti-dilution provision of the Plans.

(2) Pursuant to Rule 429 under the Securities Act, the registration statement and related documents is a combined registration statement, which also relates to the registration statement on Form S-8 (File No. 333-37944). This registration statement constitutes the first post-effective amendment to the registration statement on Form S-8 (File No. 333-37944) as Post-Effective Amendment No. 1. This amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act. The amount of shares of common stock to be issued upon exercise of options (500,000 shares) and, in accordance with Rule 416, an indeterminate number of additional shares issuable upon stock splits, stock dividends or similar transactions, including an additional 50,000 shares of common stock issuable pursuant to the ten percent stock dividend paid on November 5, 2001, under the registration statement on Form S-8 (File No. 333-37944) shall be carried forward to this registration statement.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). 200,000 shares are being registered based upon the average of the bid and asked prices of the common stock on the Nasdaq National Market of $14.80 per share on May 2, 2002 with a filing fee of $273. 550,000 shares were registered on a registration statement on Form S-8 (File No. 333-37944) and are carried forward to this registration statement. A filing fee of $1,645 was previously paid with respect to these 550,000 shares.

(4) Pursuant to Rule 457(p), the current aggregate filing fee due of $2,123 is offset by a filing fee of $1,645 previously paid in connection with the Registrant's filing of the registration statement on Form S-8 (File No. 333-37944) on May 26, 2000.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the average of the bid and asked prices of the common stock on the Nasdaq National Market of $14.80 per share on May 2, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the American Business Financial Services, Inc. Amended and Restated 1999 Stock Option Plan (the "Plan") and the American Business Financial Services, Inc. 2001 Stock Incentive Plan (the "2001 Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

           The following documents previously or concurrently filed by American Business Financial Services, Inc. ("ABFS" or the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

              (i) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (File No. 0-22474) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all amendments thereto;

             (ii) The Company's Form 10-Q for the quarter ended September 30,
                  2001 (File No. 0-22474) filed on November 14, 2001 pursuant to Rule 13a-1 of the Exchange Act and all amendments thereto;

            (iii) The Company's Form 10-Q for the quarter ended December 31,
                  2001 (File No. 0-22474) filed on February 14, 2002 pursuant to Rule 13a-1 of the Exchange Act and all amendments thereto;

             (iv) The  Company's  Current  Reports on Form 8-K dated
                  September 26, 2001, October 1, 2001 and March 18, 2002 (File No. 0-22474) filed pursuant to Rule 13a-1 of the Exchange Act;

              (v) All other reports filed by the Company pursuant to Section
                  13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in
                  (i) above; and

             (vi) The description of the Company's Common Stock, which is incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 0-22474) filed with the Commission on January 8, 1997 and all amendments or reports filed for the purpose of updating such description.

           All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, be reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

           The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Beverly Santilli, Secretary of the Company, American Business Financial Services, Inc., Bala Pointe Centre, 111 Presidential Boulevard, Bala Cynwyd, PA 19004, telephone number (610) 668-2440.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

           Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

           Not Applicable.

Item 6.  Indemnification of Directors and Officers.

           The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Amended and Restated Bylaws (the "Bylaws") of ABFS provide for indemnification of its directors and officers to the full extent permitted by Delaware law. In the event that the Delaware General Corporation Law (the "Corporation Law") is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, the Certificate of Incorporation and Bylaws provide the personal liability of the directors and officers of ABFS shall be so eliminated or limited.

           Section 145 of the Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

           Section 145 of the Corporation Law provides that a company may pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding upon an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. The Certificate of Incorporation and Bylaws of ABFS provide that ABFS shall pay such expenses.

           The Company has obtained insurance to cover the Company's directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the Common Stock.

Item 7.    Exemption from Registration Claimed.

           Not Applicable.

Item 8.  Exhibits.

           The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

     Regulation S-K
     Exhibit Number    Description
     --------------    ------------
           4.1         Amended and Restated  Certificate of  Incorporation of
                       American  Business  Financial Services, Inc.*

           4.2 Amended and Restated Bylaws of American Business Financial Services, Inc.**

           5.1         Opinion of Blank Rome Comisky & McCauley LLP.

          10.1 American Business Financial Services, Inc. Amended and Restated 1999 Stock Option Plan.

          10.2 American Business Financial Services, Inc. 2001 Stock Incentive Plan.

          23.1         Consent of BDO Seidman, LLP.

          23.2 Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit 5.1).

          24           Power of Attorney (included on the Signature Page).

---------
* Incorporated hereby by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-KSB (File No. 1-14268) for the fiscal year ended June 30, 1996 filed with the Commission on September 27, 1996.
** Incorporated hereby by reference to Exhibit 3.2 of the Company's Registration Statement on Form SB-2 (Registration No. 333-18919) filed with the Commission on December 27, 1996.

Item 9.  Undertakings.

           (a)    The undersigned Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective Registration Statement; and

                           (iii) To include any additional material information on the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania on May 1, 2002.

                            AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                            By:   /s/ Anthony J. Santilli
                            ---------------------------------------------------
                            Anthony J. Santilli, Chairman, President,
                            Chief Executive Officer and Chief Operating Officer (Duly Authorized Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Santilli, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                 SIGNATURE                                     CAPACITY                              DATE
---------------------------------------------------------------------------------------------------------------

/s/ Anthony J. Santilli                      Chairman, President, Chief Executive                 May 1, 2002
-------------------------------------        Officer, Chief Operating Officer and
Anthony J. Santilli                          Director (Principal Executive and Operating
                                             Officer)

/s/ Albert W. Mandia                         Executive Vice President and Chief Financial         May 1, 2002
-------------------------------------        Officer (Principal Financial and Accounting
Albert W. Mandia                             Officer)


/s/ Leonard Becker                           Director                                             May 1, 2002
-------------------------------------
Leonard Becker

/s/ Richard Kaufman                          Director                                             May 1, 2002
-------------------------------------
Richard Kaufman


/s/ Michael DeLuca                           Director                                             May 1, 2002
-------------------------------------
Michael DeLuca


/s/ Harold Sussman                           Director                                             May 1, 2002
-------------------------------------
Harold Sussman


/s/ Jerome Miller                            Director                                             May 1, 2002
-------------------------------------
Jerome Miller


                                 EXHIBIT INDEX



  Regulation S-K
  Exhibit Numbers      Description
 -----------------     ------------

         4.1 Amended and Restated Certificate of Incorporation of American Business Financial Services, Inc.*

         4.2 Amended and Restated Bylaws of American Business Financial Services, Inc.**

         5.1           Opinion of Blank Rome Comisky & McCauley LLP.

         10.1 American Business Financial Services, Inc. Amended and Restated 1999 Stock Option and Incentive Plan.

         10.2 American Business Financial Services, Inc. 2001 Stock Incentive Plan.

         23.1          Consent of BDO Seidman, LLP.

         23.2 Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit 5.1).

         24            Power of Attorney (included on the Signature Page).

------------
* Incorporated hereby by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-KSB (File No. 1-14268) for the fiscal year ended June 30, 1996 filed with the Commission on September 27, 1996.

** Incorporated hereby by reference to Exhibit 3.2 of the Company's Registration Statement on Form SB-2 (Registration No. 333-18919) filed with the Commission on December 27, 1996.